Exhibit 99.1

ITUS Receives Notice of NASDAQ Continued Listing Compliance

LOS ANGELES, CA – October 17, 2016: ITUS Corporation (“ITUS”) (NASDAQ: ITUS), today announced that it has received formal notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC that the company has evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market.  On August 24, 2016, the company was notified by NASDAQ that it no longer met the minimum continued listing requirements, and the August 24 matter is now closed.

ITUS is developing Cchek™, a proprietary early cancer detection technology which measures a patient’s immunological response to a malignancy by detecting the presence, absence, and quantity of certain unique immune system cells that exist in and around a tumor and that enter the blood stream.

ITUS Corporation

ITUS funds, develops, acquires, and licenses emerging technologies in areas such as biotechnology.  The Company is developing a platform called Cchek™, a series of non-invasive, blood tests for the early detection of solid tumor based cancers, which is based on the body’s immunological response to the presence of a malignancy.  Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS Corporation's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2015 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Contact:
Dean Krouch
310-484-5184

dkrouch@ITUScorp.com

 ITUS Corporation: FOCUSED ON INNOVATION™